SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 4, 2010
Date of Report (date of earliest event reported)

SIN HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street, Suite 4500
Seattle, WA 98101
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9735

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into a Material Definitive Agreement

On June 4, 2010, Sin Holdings, Inc. (the “SHI”), entered into an exploration and option to enter joint venture agreement Redlich Project (the “Agreement”) with Miranda (U.S.A.), Inc. (“Miranda”).

Under the Agreement, SHI and Miranda will provide for the exploration and possible development and mining of minerals on certain unpatented mining claims and to grant SHI the option and right to earn an interest in the unpatented mining claims pursuant to the terms and conditions of the Agreement.  In exchange for the exploration right and possession granted by Miranda, SHI agrees to incur expenditures for exploration and development work in accordance with a four year schedule totaling Three million U.S. Dollars ($3,000,000).  In addition, SHI will issue and deliver to Miranda two hundred thousand (200,000) shares of its common stock following execution of the Agreement.  Following SHI’s completion of the four year expenditure and share issuance obligations, SHI will have the option and right to earn a vested seventy-five percent (75%) interest in the mining claims and property.

Item 9.01                Financial Statements and Exhibits

        (c)  Exhibits.

10.21                    Exploration and Option to Enter Joint Venture Agreement Redlich Project              Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2010	SIN HOLDINGS, INC.
/s/ James Vandeberg
By:
James Vandeberg Sole Officer